Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Impac Mortgage Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOSEPH R. TOMKINSON

Joseph R. Tomkinson Chief Executive Officer

/s/ RICHARD J. JOHNSON

Richard J. Johnson Chief Financial Officer

March 15, 2004

A signed original of this written statement required by Section 906 has been provided to Impac Mortgage Holdings, Inc. and will be retained by Impac Mortgage Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.